UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 31, 2007

Exact name of registrant as specified in its charter	Baldor Electric Company

State or other jurisdiction of incorporation	Missouri

Commission File Number	01-07284

IRS Employer Identification No	43-0168840

Address of principal executive offices	5711 R. S. Boreham, Jr., St Fort Smith, Arkansas

Zip Code	72901

Registrant’s telephone number, including area code	479-646-4711

Former name or former address, if changed since last report	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Indenture, First Supplemental Indenture and Second Supplemental Indenture

On January 31, 2007, Baldor Electric Company (the “Company”) completed the sale of $550 million aggregate principal amount of 8 5/8% senior notes due 2017 (the “Senior Notes”). The Senior Notes were issued under an Indenture, dated January 31, 2007 (the “Indenture”), among the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture, dated January 31, 2007 (the “First Supplemental Indenture”), among the Company, the guarantors named therein and the Trustee, and as supplemented by a Second Supplemental Indenture, dated January 31, 2007 (the “Second Supplemental Indenture,” and together with the Indenture and the First Supplemental Indenture, the “Indentures”), among the Company, the guarantors named therein and the Trustee, relating to the Senior Notes. The Indentures and the form of notes, which are attached as exhibits to the Indentures, provide, among other things, that the Senior Notes will be senior unsecured obligations of the Company.

Interest is payable on the Senior Notes on February 15 and August 15 of each year beginning on August 15, 2007 until their maturity date of February 15, 2017. On or after February 15, 2012, the Company may redeem all or a portion of the Senior Notes at redemption prices set forth in the First Supplemental Indenture. At any time prior to February 15, 2012, the Company may redeem some or all of the Senior Notes at a price equal to 100% of the principal amount plus accrued and unpaid interest plus a “make-whole” premium as set forth in the First Supplemental Indenture. In addition, at any time prior to February 15, 2010, the Company may redeem up to 35% of the aggregate principal amount of the Senior Notes with the net proceeds of certain equity offerings at the redemption price set forth in the First Supplemental Indenture.

The terms of the Indentures, among other things, limit the ability of the Company and certain of its subsidiaries to: make restricted payments; declare or pay dividends or other payments of subsidiaries; incur additional debt and issue preferred stock; engage in transactions with affiliates; create liens on assets; and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries.

The Indentures provide for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest; breach of other agreements in the Indentures; defaults in failure to pay certain other indebtedness; the failure to pay final judgments for certain amounts of money against the Company and its subsidiaries; the failure of certain guarantees to be enforceable; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in principal amount of the then outstanding series of Senior Notes may declare all the Senior Notes of such series to be due and payable immediately.

A copy of the Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. A copy of the First Supplemental Indenture is attached as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference herein. A copy of the Second Supplemental Indenture is attached as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the material terms of the Indentures is qualified in its entirety by reference to such exhibits.

New Senior Credit Facility

On January 31, 2007, the Company entered into a new senior secured credit facility with a syndicate of financial institutions, including BNP Paribas as Administrative Agent, providing for up to an aggregate amount of $1.2 billion (the “New Senior Credit Facility”), consisting of a $1.0 billion senior first priority secured term loan facility (the “Term Loan Facility”), a $200 million senior first priority secured revolving credit facility (the “Revolving Credit Facility”) and a $30 million letter of credit subfacility (the “Letter of Credit Facility”). The New Senior Credit Facility replaced several of the Company’s existing credit facilities. The Term Loan Facility will mature on January 31, 2014 and will amortize in 24 consecutive equal quarterly installments of 0.25% of the original principal amount of the Term Loan Facility during the first six years thereof with the balance payable during the seventh year in four consecutive equal quarterly installments of 23.5% of the original principal amount. The full amount of the Revolving Credit Facility will mature on January 31, 2012. The Letter of Credit Facility will expire on January 24, 2012.

The New Senior Credit Facility is guaranteed by three of the Company’s existing subsidiaries, with certain requirements with respect to guarantees from future direct and indirect subsidiaries, with certain customary or agreed-upon exceptions for foreign subsidiaries and certain other subsidiaries.

The New Senior Credit Facility is secured by a first-priority perfected security interest in all of the property and assets owned at-any time or acquired by the Company and its subsidiaries, other than (a) the assets of foreign subsidiaries and certain other subsidiaries, (b) certain interests in real property leased by the Company and certain subsidiaries; (c) any voting equity interests in excess of 65% of the total outstanding voting equity interests of certain of the Company’s foreign subsidiaries; and (d) certain other limited exceptions.

The New Senior Credit Facility contains customary covenants, which, among other things, require the Company to meet certain financial tests, including a maximum total leverage ratio, a maximum senior secured leverage ratio and a minimum fixed charges coverage ratio, and limit the Company’s ability to: incur indebtedness and liens and enter into sale and lease-back transactions; make investments, loans and advances; engage in mergers, acquisitions consolidations and asset sales; pay dividends and other restricted payments; enter into transactions with affiliates; engage in business activities and hedging transactions; make capital expenditures; make debt payments; make certain changes to the terms of material indebtedness; and other covenants customary for such facilities.

A copy of the credit agreement governing the New Senior Credit Facility is attached as Exhibit 10.1 to this Current Report on Form 8-K. The description of the material terms of the credit agreement is qualified in its entirety by reference to such exhibit.

Registration Rights Agreement

On January 31, 2007, the Company completed the Acquisition as described under Item 2.01 below. In connection with the consummation of the Acquisition, the Company entered into a Registration Rights Agreement with Rockwell Automation of Ohio, Inc. pursuant to which, among other things, the Company has agreed to file and cause to become effective a shelf registration statement covering resales of the Company’s common stock issued to Rockwell Automation of Ohio, Inc. in the Acquisition, subject to certain limitations. Under the terms of the Registration Rights Agreement, Rockwell Automation of Ohio, Inc. is prohibited from selling any of the securities received in the Acquisition for a period of 180 days after consummation of the Acquisition.

A copy of the Registration Right Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K. The description of the material terms of the agreement is qualified in its entirety by reference to such exhibit.

ITEM 2.01. Completion	of Acquisition or Disposition of Assets.

On January 31, 2007, the Company consummated the previously announced acquisition of substantially all of the Power Systems business of Rockwell Automation, Inc. (the “Acquisition”) pursuant to the definitive agreement dated November 6, 2006 (the “Acquisition Agreement”). The final purchase price consisted of approximately $1.75 billion in cash, subject to adjustment, and the issuance of approximately 1.58 million shares of the Company’s common stock to Rockwell Automation of Ohio, Inc.

The Acquisition was partially funded at closing with the combination of (i) cash proceeds received upon the issuance and sale in a public offering of 10,294,118 shares of the Company’s common stock at a price of $34 per share; (ii) cash proceeds received upon the issuance and sale of the Senior Notes; and (iii) $1.0 billion in borrowings under the term loan portion of the New Senior Credit Facility.

The business acquired in the Acquisition (the “Acquired Business”) consists of the Reliance Electric industrial motors business and the Dodge mechanical power transmission business. Reliance Electric’s industrial motors business designs and manufactures industrial electric AC and DC motors, ranging from fractional to 15,000 horsepower, and specializes in high horsepower motors ranging from 60 to 5,000 horsepower. The Dodge mechanical power transmission business designs and manufactures mounted bearings, enclosed shaft mount, helical and worm gearing, and other power transmission components such as bushings, sheaves and conveyor pulleys.

Other than the Acquisition Agreement and the transactions contemplated thereby, there is no material relationship between the Company and its affiliates and Rockwell Automation, Inc. and its affiliates.

A copy of the Acquisition Agreement was attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Commission on November 9, 2006, and is incorporated herein by reference. The foregoing summary description of the Acquisition is not intended to be complete and is qualified in its entirety by the complete text of the Acquisition Agreement.

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The following information is being provided under Item 2.02 – Results of Operations and Financial Condition. Such information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934. On February 1, 2007, Baldor Electric Company issued a news release to report its financial results for the fourth quarter and year 2006. The release is furnished as Exhibit 99.1 hereto.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF THE REGISTRANT

The disclosures under Item 1.01 of this Current Report on Form 8-K relating to the Indentures, the Senior Notes and the New Senior Credit Facility are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.

ITEM 3.02. UNREGISTERED	SALES OF EQUITY SECURITIES.

The information set forth in Item 2.01 above is incorporated into this Item 3.02 by reference. On January 31, 2007, the Company issued 1,579,280 shares of its $0.10 par value common stock to Rockwell Automation of Ohio, Inc. as a portion of the consideration paid in the Acquisition.

The Company believes that this transaction was exempt from registration requirements pursuant to Section 4(2) of the Securities Act and Regulation D promulgated under the Securities Act. The recipient of these securities represented its intention to acquire the securities for investment only and not with a view towards their distribution, and appropriate legends were affixed to the share certificate.

ITEM 7.01	REGULATION FD DISCLOSURE

A copy of the press release announcing the completion of the previously announced Acquisition pursuant to the Acquisition Agreement is attached hereto as Exhibit 99.2, is being furnished pursuant to Regulation FD and is incorporated by reference herein.

The information contained in this Item 7.01 is not filed for purposes of the Securities Exchange Act of 1934, as amended, and is not deemed incorporated by reference by any general statements incorporating by reference this report or future filings into any filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates the information by reference.

ITEM 8.01. OTHER	EVENTS.

The validity of the Senior Notes and the related guarantees offered by the Company were passed upon on the Company’s behalf by Thompson Coburn LLP, St. Louis, Missouri.

The Company is filing as part of this Current Report on Form 8-K, to be incorporated by reference into the Registration Statement on Form S-3ASR, filed on January 8, 2007 (File No. 333-139854), the Opinion of Thompson Coburn LLP, which is attached hereto as Exhibit 5.1, and incorporated by reference herein.

ITEM 9.01. FINANCIAL	STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired.

The audited financial statements of the Power Systems Group of Rockwell Automation, Inc. as of September 30, 2006 and 2005 and for each of the three years in the period ended September 30, 2006 were filed as Exhibit 99.2 to the Current Report on Form 8-K filed by the Company on January 8, 2007.

(b)	Pro Forma Financial Information.

The unaudited pro forma combined condensed financial information of the Company giving effect to the transactions for the year ended December 31, 2005 and as of and for the nine months ended September 30, 2006 is included as Exhibit 99.3 attached hereto.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

See exhibit index hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baldor Electric Company
(Registrant)

Date February 6, 2007	/s/ Ronald E. Tucker
Ronald E. Tucker
Chief Financial Officer and Secretary
(Principal Financial Officer)

INDEX OF EXHIBITS

Exhibit No.	Description
4.1	Indenture between the Company and Wells Fargo Bank, National Association, dated January 31, 2007

4.2	First Supplemental Indenture between the Company, Baldor Sub 1, Inc., Baldor Sub 2, Inc., Baldor Sub 3, Inc. and Wells Fargo Bank, National Association, dated January 31, 2007

4.3	Second Supplemental Indenture between the Company, Reliance Electric Company, REC Holding, Inc., Reliance Electrical Technologies, LLC and Wells Fargo Bank, National Association, dated January 31, 2007

4.4	Form of 8 5/8% Senior Note due 2017 (incorporated by reference to Exhibit 4.2 filed herewith)

5.1	Opinion of Thompson Coburn LLP dated January 31, 2007

10.1	Credit Agreement between the Company and BNP Paribas, as Administrative Agent, dated January 31, 2007

10.2	Registration Rights Agreement between the Company and Rockwell Automation of Ohio, Inc. dated January 31, 2007

99.1	Company issued news release dated February 1, 2007

99.2	Company issued news release dated January 31, 2007

99.3	Unaudited Pro Forma Condensed Combined Financial Information of the Company giving effect to the transactions for the year ended December 31, 2005 and as of and for the nine months ended September 30, 2006